Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Second Quarter 2021 Financial Results

- Robust Revenue and Profit Growth Across all Business Lines -
- Gross Margin Improvement Driven by Recurring Revenue Growth -
- Placed 33 MWe of Energy Assets into Operation -

Second Quarter 2021 Financial Highlights:
•Revenues of $273.9 million, up 23% year-over-year
•Net Income of $13.7 million, up 213%
•GAAP EPS of $0.26, up 189%
•Non-GAAP EPS of $0.34, up 79%
•Adjusted EBITDA of $34.4 million, up 42%

FRAMINGHAM, MA – August 2, 2021 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended June 30, 2021. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.
“We are very pleased with our strong second quarter results. These results highlight the strength of our diversified business model as all business lines experienced outstanding growth,” said George P. Sakellaris, President and Chief Executive Officer. “We grew our portfolio of operating Energy Assets by 33 megawatt equivalents (MWe) during the quarter, continuing the expansion of this higher margin, recurring revenue business, which provides great long-term visibility. Our Projects business continued to benefit from the ongoing shift to more comprehensive projects that utilize a broad portfolio of advanced clean energy technologies in which Ameresco has substantial expertise providing us a competitive advantage. We also are gaining traction in our Energy-as-a-Service (EaaS) offering. Our recent EaaS win at Northwestern University highlights the growing interest in these “no up-front capital” solutions that address deferred maintenance, escalating energy costs, resiliency and customer commitments to lowering their carbon footprints. We are all seeing a heightened awareness of the importance of resiliency and sustainability across all markets, and we believe this is not only impacting our business in the short-term, but that it is paving the way for outstanding long-term growth.”

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue increased 23% to $273.9 million, compared to $223.0 million driven by broad strength across all our business lines. The Projects business grew 23%, with contributions across a number of geographies and markets. Energy Assets revenue was up 28%, reflecting the continued growth of our operating portfolio. Additionally, we continued to benefit from strong renewable natural gas (RNG) production and favorable pricing on renewable identification numbers (RINs). Ameresco added 33 MWe of assets to its operating portfolio in the second quarter while adding 23 MWe of new Energy Assets into our Assets in Development. Gross margin of 19.5% increased 90 basis-points sequentially and 180 basis-points year-over-year as revenue mix continued to shift towards the Company’s higher margin Energy Assets business. Operating income increased 66% to $21.4 million and operating margin was 7.8%. Net income attributable to common shareholders increased to $13.7 million and GAAP EPS increased to $0.26. The GAAP results for 2021 and 2020 reflect a non-cash downward adjustment of $4.2 million and $4.5 million, respectively, related to non-controlling interest activities. Excluding these adjustments, 2021 Non-GAAP net income was $18.0 million compared to $9.0 million. Adjusted EBITDA, a Non-GAAP financial measure, increased 42% to $34.4 million, and Non-GAAP EPS was $0.34 compared to $0.19.

(in millions)	2Q 2021			2Q 2020
	Revenue	Net Income	Adj. EBITDA	Revenue	Net Income (Loss)	Adj. EBITDA
Projects	$196.3	$10.4	$11.3	$159.9	$4.5	$6.5
Energy Assets	$36.9	$1.1	$20.3	$28.7	$(0.7)	$15.6
O&M	$19.6	$1.9	$2.4	$17.3	$1.0	$1.9
Other	$21.1	$0.2	$0.3	$17.0	$(0.4)	$0.2
Total (1)	$273.9	$13.7	$34.4	$223.0	$4.4	$24.1

(1) Numbers in table may not foot due to rounding.

(in millions)	At June 30, 2021
Awarded Project Backlog	$1,430
Contracted Project Backlog	$781
Total Project Backlog	$2,211

O&M Revenue Backlog	$1,121
Energy Asset Visibility *	$1,016
Operating Energy Assets	315 MWe
Assets in Development	376 MWe

* estimated contracted revenue and incentives throughout PPA term on our operating energy assets

Project Highlights
In the second quarter of 2021:

•Our Federal Solutions Group added three new contracts:
◦$21.6 million project at Fort Hunter Liggett in southern Monterey County, CA that will bolster the Army base's work toward its goal of reaching net-zero energy use by 2022.
◦$19 million Energy Savings Performance Contract (ESPC) with Cannon Air Force Base (AFB) in Curry County, New Mexico to enhance the AFB’s operational efficiency and provide on-site energy generation.
◦$29 million Design Build project at Fort Totten in Bayside, New York, for a full facility revitalization.
•Our EaaS offering in the higher education market continues to gain traction with the recent signing of an EaaS agreement with Northwestern University. This partnership will provide ongoing energy management, capital improvements, and related operations and maintenance – all under a long-term service agreement.

Asset Highlights
In the second quarter of 2021:

•Ameresco brought 33 MWe into operation while adding 23 MWe (gross) to our development backlog, bringing our total to 376 MWe.
•Projects placed in operation during the quarter included the 11.7 MWe McCarty Road RNG asset as well as four solar installations totaling 19 MWe.

Summary and Outlook
“Our strong second quarter performance represented excellent execution and demonstrated the substantial demand for Ameresco’s energy efficiency and renewable energy services. Total project backlog was stable at $2.2 billion while our 12-month contract backlog also remained at a healthy level of $606.5 million. Subsequent to the end of the second quarter, we converted $98 million from awarded to contracted project backlog. Furthermore, proposal activity for both our projects business and energy assets opportunities are at record levels and support our confidence in Ameresco’s future growth prospects,” Mr. Sakellaris noted.

Based on visibility from our project backlog and our increased levels of recurring revenues, the Company reaffirms its 2021 guidance ranges detailed in the table below, representing year-over-year revenue and adjusted EBITDA growth of 10% and 23%, respectively, at the midpoints, and Non-GAAP EPS growth of 20% at the midpoint, excluding the impact of approximately $0.13 of one-time tax benefits realized in 2020. The Company anticipates commissioning a further 22 MWe to 42 MWe of energy assets and plans to invest approximately $115 million to $165 million in additional energy asset capital expenditures during the remainder of 2021, the majority of which will be funded with project finance debt.

FY 2021 Guidance Ranges
Revenue	$1.11 billion	$1.16 billion
Gross Margin	18.5%	19.5%
Adjusted EBITDA	$140 million	$150 million
Interest Expense & Other	$20 million	$22 million
Effective Tax Rate	12%	18%
Non-GAAP EPS	$1.22	$1.30

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial +1 (877) 359-9508 (Access Code: 2779293)
•International Participants: Dial +1 (224) 357-2393 (Access Code: 2779293)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and the United Kingdom. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues, net income, adjusted EBITDA, non-GAAP EPS, other financial guidance and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC) on March 2, 2021. Currently, one of the most significant factors, however, is the potential adverse effect of the current COVID-19 (and its variants) pandemic on our financial condition, results of operations, cash flows and performance and the global economy and financial markets. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in our Annual Report as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,807	$66,422
Restricted cash	23,672	22,063
Accounts receivable, net	115,462	125,010
Accounts receivable retainage, net	36,485	30,189
Costs and estimated earnings in excess of billings	195,027	185,960
Inventory, net	8,798	8,575
Prepaid expenses and other current assets	25,389	26,854
Income tax receivable	5,688	9,803
Project development costs	14,508	15,839
Total current assets	483,836	490,715
Federal ESPC receivable	512,737	396,725
Property and equipment, net	8,826	8,982
Energy assets, net	798,609	729,378
Deferred income tax assets, net	3,972	3,864
Goodwill, net	58,901	58,714
Intangible assets, net	769	927
Operating lease assets	40,608	39,151
Restricted cash, non-current portion	11,363	10,352
Other assets	19,069	15,307
Total assets	$1,938,690	$1,754,115

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$79,778	$69,362
Accounts payable	193,373	230,916
Accrued expenses and other current liabilities	40,108	41,748
Current portion of operating lease liabilities	5,995	6,106
Billings in excess of cost and estimated earnings	26,561	33,984
Income taxes payable	—	981
Total current liabilities	345,815	383,097
Long-term debt and financing lease liabilities, net of current portion and deferred financing fees	305,351	311,674
Federal ESPC liabilities	506,680	440,223
Deferred income taxes, net	7,159	6,227
Deferred grant income	8,075	8,271
Long-term portions of operating lease liabilities, net of current	36,731	35,300
Other liabilities	37,300	37,660

	June 30,	December 31,
	2021	2020
Commitments and contingencies
Redeemable non-controlling interests, net	$46,003	$38,850
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 35,484,126 shares issued and 33,382,331 shares outstanding at June 30, 2021, 32,326,449 shares issued and 30,224,654 shares outstanding at December 31, 2020	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	2	2
Additional paid-in capital	270,955	145,496
Retained earnings	393,158	368,390
Accumulated other comprehensive loss, net	(6,754)	(9,290)
Treasury stock, at cost, 2,101,795 shares at June 30, 2021 and December 31, 2020	(11,788)	(11,788)
Total stockholders’ equity	645,576	492,813
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,938,690	$1,754,115

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$273,920	$223,036	$526,122	$435,449
Cost of revenues	220,598	183,528	425,891	357,495
Gross profit	53,322	39,508	100,231	77,954
Selling, general and administrative expenses	31,882	26,620	60,483	55,544
Operating income	21,440	12,888	39,748	22,410
Other expenses, net	5,450	4,052	9,122	9,441
Income before income taxes	15,990	8,836	30,626	12,969
Income tax (benefit) provision	(1,896)	—	309	(2,503)
Net income	17,886	8,836	30,317	15,472
Net income attributable to redeemable non-controlling interests	(4,231)	(4,471)	(5,488)	(4,906)
Net income attributable to common shareholders	$13,655	$4,365	$24,829	$10,566
Net income per share attributable to common shareholders:
Basic	$0.27	$0.09	$0.49	$0.22
Diluted	$0.26	$0.09	$0.48	$0.22
Weighted average common shares outstanding:
Basic	51,315	47,488	50,158	47,500
Diluted	52,570	48,519	51,475	48,571

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$30,317	$15,472
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets, net	20,136	18,949
Depreciation of property and equipment	1,637	1,659
Accretion of ARO liabilities	57	43
Amortization of debt discount and debt issuance costs	1,477	1,176
Amortization of intangible assets	161	356
Provision for (recoveries of) bad debts	6	(80)
Net loss from derivatives	1,225	517
Stock-based compensation expense	2,115	859
Deferred income taxes	335	4,619
Unrealized foreign exchange (gain) loss	(32)	201
Changes in operating assets and liabilities:
Accounts receivable	15,230	12,125
Accounts receivable retainage	(6,211)	(2,222)
Federal ESPC receivable	(125,146)	(89,761)
Inventory, net	(224)	235
Costs and estimated earnings in excess of billings	(8,893)	6,410
Prepaid expenses and other current assets	2,445	1,857
Project development costs	760	(2,758)
Other assets	(3,691)	516
Accounts payable, accrued expenses and other current liabilities	(22,941)	(45,256)
Billings in excess of cost and estimated earnings	(8,174)	8,569
Other liabilities	(207)	316
Income taxes payable	3,135	(7,396)
Cash flows from operating activities	(96,483)	(73,594)
Cash flows from investing activities:
Purchases of property and equipment	(1,484)	(1,355)
Capital investment in energy assets	(104,267)	(77,218)
Contributions to equity investment	—	(127)
Cash flows from investing activities	(105,751)	(78,700)
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	120,081	—
Payments of financing fees	(1,162)	(2,198)
Proceeds from exercises of options and ESPP	3,263	5,078
Repurchase of common stock	—	(6)
(Payments on) proceeds from senior secured credit facility, net	(28,073)	16,000
Proceeds from long-term debt financings	64,854	14,232
Proceeds from Federal ESPC projects	70,159	133,598
(Payments on) proceeds for energy assets from Federal ESPC	(117)	1,488
Proceeds from redeemable non-controlling interests, net	1,583	74
Payments on long-term debt	(33,664)	(25,860)
Cash flows from financing activities	196,924	142,406
Effect of exchange rate changes on cash	315	(457)
Net decrease in cash, cash equivalents, and restricted cash	(4,995)	(10,345)
Cash, cash equivalents, and restricted cash, beginning of period	98,837	77,264
Cash, cash equivalents, and restricted cash, end of period	$93,842	$66,919

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended June 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$10,379	$1,146	$1,932	$198	$13,655
Impact from redeemable non-controlling interests	—	4,231	—	—	4,231
Less: Income tax benefit	(1,080)	(422)	(73)	(321)	(1,896)
Plus: Other expenses, net	316	5,172	5	(43)	5,450
Plus: Depreciation and amortization	624	9,938	433	340	11,335
Plus: Stock-based compensation	966	182	97	104	1,349
Plus: Restructuring and other charges	133	25	12	64	234
Adjusted EBITDA	$11,338	$20,272	$2,406	$342	$34,358
Adjusted EBITDA margin	5.8%	54.9%	12.3%	1.6%	12.5%

	Three Months Ended June 30, 2020
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$4,486	$(749)	$1,001	$(373)	$4,365
Impact from redeemable non-controlling interests	—	4,471	—	—	4,471
Plus: Other expenses, net	631	3,229	171	21	4,052
Plus: Depreciation and amortization	896	8,608	673	476	10,653
Plus: Stock-based compensation	308	55	34	33	430
Plus: Restructuring and other charges	153	11	6	4	174
Adjusted EBITDA	$6,474	$15,625	$1,885	$161	$24,145
Adjusted EBITDA margin	4.0%	54.3%	10.9%	0.9%	10.8%

	Six Months Ended June 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$14,471	$6,737	$3,208	$413	$24,829
Impact from redeemable non-controlling interests	—	5,488	—	—	5,488
(Less) Plus: Income tax (benefit) provision	(134)	(86)	138	391	309
Plus: Other expenses, net	1,378	7,521	30	193	9,122
Plus: Depreciation and amortization	1,200	19,116	922	696	21,934
Plus: Stock-based compensation	1,515	282	153	165	2,115
Plus: Restructuring and other charges	153	30	34	65	282
Adjusted EBITDA	$18,583	$39,088	$4,485	$1,923	$64,079
Adjusted EBITDA margin	4.9%	55.7%	11.8%	4.7%	12.2%

	Six Months Ended June 30, 2020
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$4,292	$4,315	$1,835	$124	$10,566
Impact from redeemable non-controlling interests	—	4,906	—	—	4,906
Less: Income tax benefit	(803)	(1,700)	—	—	(2,503)
Plus: Other expenses, net	1,983	6,695	690	73	9,441
Plus: Depreciation and amortization	1,676	16,954	1,425	909	20,964
Plus: Stock-based compensation	600	113	70	76	859
Plus: Restructuring and other charges	875	30	65	180	1,150
Adjusted EBITDA	$8,623	$31,313	$4,085	$1,362	$45,383
Adjusted EBITDA margin	2.8%	55.0%	11.5%	3.5%	10.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$13,655	$4,365	$24,829	$10,566
Adjustment for accretion of tax equity financing fees	(30)	—	(61)	—
Impact from redeemable non-controlling interests	4,231	4,471	5,488	4,906
Plus: Restructuring and other charges	234	174	282	1,150
Less: Income tax effect of Non-GAAP adjustments	(61)	—	(73)	(212)
Non-GAAP net income	$18,029	$9,010	$30,465	$16,410

Diluted net income per common share	$0.26	$0.09	$0.48	$0.22
Effect of adjustments to net income	0.08	0.10	0.11	0.12
Non-GAAP EPS	$0.34	$0.19	$0.59	$0.34

Adjusted cash from operations:
Cash flows from operating activities	$(57,759)	$(21,954)	$(96,483)	$(73,594)
Plus: proceeds from Federal ESPC projects	36,639	72,400	70,159	133,598
Adjusted cash from operations	$(21,120)	$50,446	$(26,324)	$60,004

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
New contracts and awards:
New contracts	$188,000	$127,000	$261,000	$213,000
New awards (1)	$97,000	$198,000	$372,000	$253,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2021
	Low	High
Operating income(1)	$89 million	$97 million
Depreciation and amortization	$47 million	$48 million
Stock-based compensation	$4 million	$5 million
Adjusted EBITDA	$140 million	$150 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring and asset impairment charges. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring and asset impairment charges and impact from redeemable non-controlling interest. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.